Exhibit 16.2

May 2, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read First West Virginia Bancorp Inc.’s statements included under Item 4.01 of its Form 8-K filed on May 2, 2013, and we agree with such statements concerning our firm.

/s/ S. R. SNODGRASS, A.C.

S. R. SNODGRASS, A.C.

Certified Public Accountants